Exhibit  11.02


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
                                                                         FIRST AVIATION SERVICES INC.
                                                              STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS
                                                                           (SUPPLEMENTAL BASIS)


                                                                               QUARTER ENDED
                                                                                  4/30/97
Supplemental Net Income Per Basic Common Share:
Net Income                                                                          $1,012,000

Preferred dividends on shares not exchanged for common stock                          $(7,000)

Interest Expense recorded on long term debt extinguished                                17,000

Extraordinary item; loss on early extinguishment of debt                               193,000
                                                                             ------------------

Net Income applicable to Common Stock                                               $1,215,000
                                                                             ==================

Weighted average common shares outstanding                                           7,128,888

Incremental shares due to warrants to purchase common stock                            428,774

Incremental shares due to stock options                                                149,850

Shares applicable to preferred stock                                                    55,000
                                                                             ------------------

Total Shares                                                                         7,762,512
                                                                             ==================

Supplemental Net income per common share                                                 $0.16
                                                                             ==================


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